Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement No. 333-188641 on Form S-8 of Allegheny Technologies Incorporated, of our report dated June 12, 2014, with respect to the financial statements and schedule of The 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
June 12, 2014